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                                                                   EXHIBIT 21.1

            Subsidiaries of Alexandria Real Estate Equities, Inc.*
                             As of March 27, 1998

ARE-QRS Corp.
ARE-GP Holdings QRS Corp.
ARE-3535/3565 General Atomics Court, LLC
ARE-10933 North Torrey Pines, LLC
ARE-11099 North Torrey Pines, LLC
Alexandria Real Estate Equities, L.P.
ARE Acquisitions, LLC
ARE-1431 Harbor Bay, LLC
ARE-John Hopkins Court, LLC
ARE-708 Quince Orchard, LLC
ARE-940 Clopper Road, LLC
ARE-1201 Harbor Bay, LLC
ARE-1401 Research Boulevard, LLC
ARE-1500 East Gude, LLC
AREE-Holdings, L.P.
ARE-100/800/801 Capitola, LLC
ARE-215 College, LLC
ARE-4757 Nexus Centre, LLC
ARE-819/863 Mitten Road, LLC
ARE-Nexus Centre II, LLC
ARE-3000/3018 Western, LLC
ARE-8000/9000/10000 Virginia Manor, LLC
ARE-10150 Old Columbia, LLC
ARE-11025 Roselle Street, LLC
ARE-Metropolitan Grove I, LLC
ARE-6166 Nancy Ridge, LLC
ARE-79/96 Charlestown Navy Yard, LLC
ARE-5100/5110 Campus Drive, L.P.
ARE-702 Electronic Drive, L.P.

*All of the Subsidiaries were organized in Delaware, other than ARE-QRS Corp., which was organized in Maryland.